Exhibit 99.1

SPAR Group, Inc. Reports Second Quarter Fiscal 2023 Results

August 14, 2023

Quarter Revenues Down 3%, up 1% on a Constant Currency, with Continued Expansion of Gross Margins and Improved Cash

AUBURN HILLS, Mich., Aug. 14, 2023 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a leading global provider of merchandising, marketing, and distribution services today reported financial and operating results for the three and six months ended June 30, 2023.

Mike Matacunas, the Company’s President and Chief Executive Officer, commented, “Although consolidated net revenues in the quarter were softer due to U.S. client store remodels that moved out in the calendar, our U.S. merchandising services business had another strong quarter with 16% growth, our Brazil business was up 18%, Canada up 48% and Mexico up 9%. Year to date revenue is up 3%, margin up 140 basis points and EBITDA is up 13%. Consolidated Adjusted EBITDA for the second quarter was $2.6 million or 3.9% of sales, and we generated cash from operating activities of $6.7 million for the first six months of the year. We ended the quarter with $19.8 million of total liquidity, including $10.9 million of cash and cash equivalents, and we continue to maintain a strong balance sheet.

“The Company has been exploring strategic alternatives since late last year. We are maintaining strength and resilience in our financial and liquidity positions, and although sales softened somewhat this quarter, our gross margins expanded through our internal initiatives, pricing and diversified services. We continue to maintain positive, long-term relationships with blue chip consumer goods and retail companies. We do not have an update today on the review of our strategic alternatives; however, we are committed to growing the business, serving our clients and supporting our employees and joint venture partners,” concluded Matacunas.

Second Quarter 2023 Financial Results

Net revenues were $65.9 million, comprised of $52.1 million from Americas (79.0%) and $8.2 million from EMEA (12.4%), and $5.7 million from APAC (8.6%). Total net revenue decreased by 2.7%, up 0.8% on a constant currency basis, and Americas revenues declined over the prior year by 2.2%, EMEA declined by 10.3%, and APAC increased by 5.0% from the prior year quarter.

Gross profit was $13.1 million, or 19.9% of revenues, compared to $12.9 million, or 19.1% of revenues, in the prior year quarter. This 80-basis point improvement in gross profit margins was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containments, as well as services mix shifts in the quarter.

Selling, general and administrative (SG&A) expenses were $10.6 million, or 16.1% of revenues (15.9% of revenues excluding non-recurring costs associated with reviewing strategic alternatives), compared to $10.1 million, or 14.9% of revenues, in the prior year quarter. Non-recurring costs associated with reviewing strategic alternatives were $111 thousand during the second quarter.

Operating income was $2.0 million, down 15.3%, versus operating income of $2.4 million from the prior year quarter.

Net income attributable to SPAR Group, Inc. was $639 thousand, or $0.03 per share, compared to net income attributable to SPAR Group Inc. of $1.1 million, or $0.05 per share, in the year-ago quarter. Non-GAAP net income attributable to SPAR Group, Inc. (1) in the quarter was $696 thousand, or $0.03 per share, compared to $1.3 million, or $0.06 per share, in the year-ago quarter.

Consolidated Adjusted EBITDA (1) in the 2023 quarter was $2.6 million, compared to Adjusted EBITDA of $3.0 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 quarter was $1.6 million, compared to Adjusted EBITDA of $2.1 million in the prior year.

(1)  Adjusted non-GAAP Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

First Six Months 2023 Financial Results

Net revenues were $130.3 million, comprised of $100.7 million from Americas (77.3%) and $17.9 million from EMEA (13.7%), and $11.8 million from APAC (9.0%). Total net revenue increased by 2.8%, up 6.2% on a constant currency basis, and Americas revenues increased over the prior year by 4.6%, EMEA decreased by 2.4%, and APAC decreased by 3.7% from the prior year period.

Gross profit was $27.2 million, or 20.9% of revenues, compared to $24.8 million, or 19.5% of revenues, in the prior year period. This 140-basis point improvement in gross profit margins was due to a number of planned initiatives, which included improved contract terms and pricing, system enhancements and other cost containments.

Selling, general and administrative (SG&A) expenses were $21.1 million, or 16.2% of revenues (15.8% of revenues excluding non-recurring costs associated with reviewing strategic alternatives), compared to $19.3 million, or 15.3% of revenues, in the prior year period. Non-recurring costs associated with reviewing strategic alternatives were $428 thousand during the first half of 2023.

Operating income was $5.1 million, up 16.3%, versus operating income of $4.4 million from the prior year period.

Net income attributable to SPAR Group, Inc. was $1.5 million, or $0.06 per share, compared to net income attributable to SPAR Group Inc. of $1.8 million, or $0.08 per share, in the half-year period a year ago. Non-GAAP net income attributable to SPAR Group, Inc. (2) in the period was $1.9 million, or $0.08 per share, compared to $1.8 million, or $0.07 per share, in the year-ago period.

Consolidated Adjusted EBITDA (2) in the 2023 period was $6.7 million, compared to Adjusted EBITDA of $5.4 million in the prior year. Adjusted EBITDA attributable to SPAR Group, Inc. (1) in the 2023 period was $4.5 million, compared to $3.6 million in the prior year.

(2)    Adjusted non-GAAP Net income attributable to SPAR Group, Inc. and Adjusted Diluted earnings per share attributable to SPAR Group, Inc., and Adjusted EBITDA are non-GAAP financial measures as defined and reconciled below.

Financial Position as of June 30, 2023

The Company’s total worldwide liquidity at the end of the first half was $19.8 million, with $10.9 million in cash, cash equivalents and restricted cash and $8.9 million of unused availability as of June 30, 2023. For the six months ended June 30, 2023, net cash provided by operating activities was $6.7 million and was primarily due to working capital changes. The Company ended the six months with positive net working capital of $27.2 million at June 30, 2023.

Conference Call

The Company will conduct a conference call today at 10:00 a.m. Eastern Time to discuss financial and operating results for the second quarter and six months ended June 30, 2023. To access the call, live by phone, dial 1-833-630-1542 (Domestic), 1-412-317-1821 (International) and ask for the SPAR Group call at least 10 minutes prior to the start time. A telephonic replay will be available through August 21, 2023, by calling 1-877-344-7529 using passcode ID 7834005#. A webcast of the call will also be available live and for later replay on the Company’s Investor Relations website at https://investors.sparinc.com/events-and-presentations.

About SPAR Group, Inc.

SPAR Group is a leading global merchandising and marketing services company, providing a broad range of services to retailers, manufacturers, and distributors around the world. With more than 50 years of experience, 25,000+ merchandising specialists around the world, an average of 200,000+ store visits a week and long-term relationships with some of the world’s leading manufacturers and retail businesses, we provide specialized capabilities across more than nine countries. Our unique combination of scale, merchandising and marketing expertise, combined with our unwavering commitment to excellence, separate us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Press Release contains, and the above referenced recorded comments, will contain “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, SPAR Group, Inc. (“SGRP”) and its subsidiaries (together with SGRP, “SPAR”, “SPAR Group” or the “Company”), filed in a Quarterly Report on Form 10-Q by SGRP with the Securities and Exchange Commission (the “SEC”) expected to be filed on or about August 14, 2023. There also are forward-looking statements contained in SGRP’s Annual Report on Form 10-K for its fiscal year ended December 31, 2022, as filed with the SEC on April 17, 2023, and SGRP’s First Amendment to Annual Report on Form 10-K/A for the year ended December 31, 2022, as filed with the SEC on May 1, 2023 (as so amended, the “Annual Report”), , and the SGRP’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Quarterly Report, the Annual Report and the Proxy Statement, the Information Statement, the Second Special Meeting Proxy/Information Statement, each a “SEC Report”). “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, the “Securities Laws”).

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate strategic objectives. The Company’s forward-looking statements also include, in particular and without limitation, those made in “Business”, “Risk Factors”, “Legal Proceedings”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report. You can identify forward-looking statements in such information by the Company’s use of terms such as “may”, “will”, “expect”, “intend”, “believe”, “estimate”, “anticipate”, “continue”, “plan”, “project” or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company’s forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company’s actual performance or condition (including its assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “expectations”) and described in the information in the Company’s forward-looking and other statements, whether expressed or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties, and other unpredictable factors (many of which are beyond the Company’s control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company’s expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP’s Common Stock.

You should also carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin / Phillip Kupper

Tel: 214-616-2207 or 817-778-8339

– Financial Statements Follow –

SPAR Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2023	2022	2022	2021

Net revenues	$65,936	$67,799	$130,316	$126,794
Related party - cost of revenues	1,682	2,521	3,179	4,666
Cost of revenues	51,158	52,330	99,903	97,348
Gross profit	13,096	12,948	27,234	24,780
Selling, general and administrative expense	10,605	10,084	21,061	19,338
Depreciation and amortization	494	507	1,026	1,017
Operating income	1,997	2,357	5,147	4,425
Interest expense, net	478	178	868	328
Other income, net	(125)	(149)	(183)	(237)
Income before income tax expense	1,644	2,328	4,462	4,334

Income tax expense	538	715	1,579	1,266
Net income	1,106	1,613	2,883	3,068
Net income attributable to non-controlling interest	(467)	(464)	(1,378)	(1,247)
Net income attributable to SPAR Group, Inc.	$639	$1,149	$1,505	$1,821
Basic income per common share attributable to SPAR Group, Inc.	0.03	0.05	0.06	0.08
Diluted income per common share attributable to SPAR Group, Inc.	$0.03	$0.05	$0.06	$0.08
Weighted-average common shares outstanding– basic	23,250	21,808	23,182	21,696
Weighted-average common shares outstanding – diluted	23,392	21,935	23,337	21,831

SPAR Group, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$10,916	$9,345
Accounts receivable, net	63,018	63,714
Prepaid expenses and other current assets	4,779	7,861
Total current assets	78,713	80,920
Property and equipment, net	3,172	3,261
Operating lease right-of-use assets	1,856	969
Goodwill	1,715	1,708
Intangible assets, net	1,501	2,040
Deferred income taxes, net	4,100	3,766
Other assets	2,019	1,934
Total assets	$93,076	$94,598
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,334	$10,588
Accrued expenses and other current liabilities	19,965	20,261
Due to affiliates	3,079	2,964
Customer incentives and deposits	2,327	2,399
Lines of credit and short-term loans	15,906	17,980
Current portion of operating lease liabilities	877	363
Total current liabilities	51,488	54,555
Operating lease liabilities, net of current portion	978	606
Long-term debt	1,033	1,376
Total liabilities	53,499	56,537
Commitments and contingencies
Stockholders' equity:
Series B convertible preferred stock, $0.01 par value per share: 2,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 2,000,000 shares issued as of June 30, 2023 and December 31, 2022; 721,420 shares and 854,753 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	7	9
Common stock, $0.01 par value per share: 47,000,000 shares authorized as of June 30, 2023 and December 31, 2022; 23,438,222 and 23,059,138 shares issued as of June 30, 2023 and December 31, 2022, respectively; 23,232,739 shares and 22,853,653 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	233	229
Treasury stock, at cost, 205,485 shares and 205,485 shares as of June 30, 2023 and December 31, 2022, respectively	(285)	(285)
Additional paid-in capital	20,845	20,708
Accumulated other comprehensive loss	(4,525)	(4,941)
Retained earnings	8,212	6,707
Total stockholders' equity attributable to SPAR Group, Inc.	24,487	22,427
Non-controlling interest	15,090	15,634
Total stockholders’ equity	39,577	38,061
Total liabilities and stockholders’ equity	$93,076	$94,598

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$2,883	$3,068
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,026	1,017
Amortization of operating lease right-of-use assets	256	483
Bad debt expense, net of recoveries	38	53
Deferred income tax expense (benefit)	111	-
Share-based compensation expense	134	280
Majority stockholders change in control agreement	-	(420)
Changes in operating assets and liabilities:
Accounts receivable	1,205	(9,438)
Prepaid expenses and other current assets	3,118	(1,971)
Accounts payable	(803)	1,413
Operating lease liabilities	(256)	(483)
Accrued expenses, other current liabilities, due to affiliates and customer incentives and deposits	(968)	2,470
Net cash provided by (used in) operating activities	6,744	(3,528)

Cash flows from investing activities
Purchases of property and equipment	(717)	(794)
Net cash used in investing activities	(717)	(794)

Cash flows from financing activities
Borrowings under line of credit	47,340	21,885
Repayments under line of credit	(50,003)	(14,446)
Payments to acquire noncontrolling interests	(473)	-
Distribution to noncontrolling investors	(1,196)	-
Net cash provided by (used in) financing activities	(4,332)	7,439

Effect of foreign exchange rate changes on cash	(124)	(4,188)
Net change in cash, cash equivalents and restricted cash	1,571	(1,071)
Cash, cash equivalents at beginning of period	9,345	13,473
Cash, cash equivalents at end of period	$10,916	$12,402

SPAR Group, Inc. and Subsidiaries

Segment Information

(unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2022	2021
Net Revenues:
Americas	$52,083	$53,274	$100,661	$96,253
APAC	5,658	5,386	11,758	12,205
EMEA	8,195	9,139	17,897	18,336
Total net revenues	$65,936	$67,799	$130,316	$126,794

Operating income:
Americas	$2,038	$2,636	$4,553	$4,419
APAC	(97)	(713)	(289)	(1,155)
EMEA	56	434	883	1,161
Total operating income	$1,997	$2,357	$5,147	$4,425

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP net income attributable to SPAR Group and related per share amounts represents net income attributable to SPAR Group adjusted for the removal of a one-time positive adjustment. Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net,

(ii) provision (benefit) for income taxes, (iii) depreciation and amortization of long-lived assets, (iv) share based compensation expense, (v) review of strategic alternatives, (vi) nonrecurring legal settlement costs and associated legal expenses unrelated to the Company's core operations. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted net income attributable to SPAR Group and per share amounts, and Adjusted EBITDA because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of these measures may not be comparable to similarly named measures reported by other companies. The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to these measures for the periods presented:

SPAR Group, Inc.
Net income (Loss) attributable to SPAR Group, Inc. to
non-GAAP Net income (Loss) attributable to SPAR Group, Inc. Reconciliation
Diluted earnings per share attributable to SPAR Group, Inc. to non-GAAP Diluted earnings per share attributable to SPAR Group, Inc. Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022

Net Income attributable to SPAR Group Inc.	$639	$1,149	1,505	1,821
Add-back Adjusted EBIDTA (net of taxes)	57	103	444	(71)
Adjusted Net income attributable to SPAR Group, Inc.	$696	$1,252	1,949	1,750

Diluted income per common share attributable to SPAR Group, Inc.	$0.03	$0.05	$0.06	$0.08
Add-back Adjusted EBIDTA (net of taxes)	$0.00	$0.01	$0.02	$(0.00)
Adjusted Diluted income per common share attributable to SPAR Group, Inc.	$0.03	$0.06	$0.08	$0.08

SPAR Group, Inc.
Net Income (Loss) to Consolidated Adjusted EBITDA to
Adjusted EBITDA attributable to SPAR Group, Inc. Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Consolidated Net Income	$1,106	$1,613	$2,883	$3,068
Depreciation and amortization	494	507	1,026	1,017
Interest expense, net	478	178	868	328
Income tax expense	538	715	1,579	1,266
Other expense (income), net	(125)	(149)	(183)	(237)
Consolidated EBITDA	2,491	2,864	6,173	5,443
Review of strategic alternatives	111	-	428	-
Share based compensation	(39)	130	134	280
Legal Costs / Settlements - non recurring	-	-	-	(368)
Consolidated Adjusted EBITDA	2,563	2,994	6,735	5,355
Adjusted EBITDA attributable to non controlling interest	(959)	(861)	(2,234)	(1,740)
Adjusted EBITDA attributable to SPAR Group, Inc.	$1,604	$2,133	$4,501	$3,615

Note: We report non‑GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled "Statement Regarding Use of Non‑GAAP Financial Measures" for an explanation of non‑GAAP measures, and the table entitled "GAAP to Non‑GAAP Reconciliation" for a reconciliation of GAAP to non‑GAAP measures.

Source: SPAR Group, Inc.